Exhibit 99.1

Sevion Therapeutics Reports Second Quarter 2015 Financial Results

San Diego, CA – February 18, 2014 - Sevion Therapeutics, Inc. ("Sevion" or the "Company") (OTCQB: SVON), a biopharmaceutical company which discovers, develops and acquires next-generation biologics for the treatment of cancer and immunological diseases, today reported financial results for the fiscal quarter ended December 31, 2014 (“Second Quarter 2015”).

Sevion has been advancing its SVN001 product candidate through preclinical development where it has demonstrated potent activity as well as advancing its SVN002 product candidate through preclinical development. However, given the Company’s limited capital resources, in December 2014, the Company decided to temporarily reduce its research and development spending on its antibody program until it is able to consummate a strategic transaction or a financing transaction. Efforts are underway to accomplish this objective.

Fiscal Second Quarter 2015 and Recent Highlights

•	Announced collaboration agreement with CNA Development, LLC. In December, Sevion announced a collaboration agreement with CNA Development, LLC, an affiliate of Janssen Pharmaceuticals, Inc. (Janssen) to discover antibodies using Sevion’s spatially addressed library platform. The collaboration facilitated by the Johnson & Johnson Innovation center in California will include discovery of antibodies against multiple targets in several therapeutic areas. Sevion and Janssen will jointly conduct research on antibodies discovered by Sevion, and Janssen will have an option to an exclusive license to develop, manufacture, and commercialize candidates resulting from the collaboration.

•	Presented Results of SNS01-T Phase 1b/2a Dose Escalation Study at ASH Annual Meeting. In December, the Company presented of results from the Company’s Phase 1b/2a clinical trial of SNS01-T for the treatment of multiple myeloma and lymphoma. The results were presented in a poster session titled “Lymphoma: Therapy with Biologic Agents, excluding Pre-Clinical Models: Poster III” at the 56th American Society of Hematology (ASH) Annual Meeting and Exposition in San Francisco.

Second Fiscal Quarter 2015 Financial Results

The Company reported no revenue for the Second Quarter 2015 and Second Quarter 2014.

Research and development expenses for the Second Quarter 2015 were $1.4 million compared to $0.7 million for the Second Quarter 2014. The increase was primarily due to the acquisition of Fabrus, Inc., in May 2014.

General and administrative expenses were $1.3 million for the Second Quarter 2015 compared to $0.9 million for the comparable year-ago second quarter. The increase was primarily due to severance payments due to terminated employees and legal fees as a result of closing the New Jersey office and suspending the Factor 5a program. This was partially offset by a decrease in stock-based compensation.

During the Second Quarter 2015, due to the decline of the Company’s market value, the Company recorded an impairment to goodwill in the amount of $8.1 million.

The loss applicable to common shares for the Second Quarter 2015 was $10.8 million, or $(0.78) per share, compared with a loss applicable to common shares for the Second Quarter 2014 of $1.6 million, or $(0.48) per share. This increase in the loss applicable to common shares was primarily the result of the impairment of goodwill, and an increase in research and development expenses and general and administrative expenses.

As of December 31, 2014, the Company had cash and cash equivalents of $2.1 million, compared to cash and cash equivalents of $6.1 million as of June 30, 2014. The Company believes that it has sufficient funds to maintain operations through March 2015.

About Sevion Therapeutics

Sevion Therapeutics is a biopharmaceutical company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company’s product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultralong antibody scaffolds and Chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit SevionTherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to integrate the Fabrus science and operations, including the rebranding of the Company as Sevion Therapeutics; the Company’s ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company’s gene and antibody technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For Investors:

info@seviontherapeutics.com

Joel Brooks, CFO

(858) 909-0749

jbrooks@seviontherapeutics.com

SEVION THERAPEUTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2014	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,107,452	$6,111,340
Accounts receivable	203,915	43,133
Prepaid research supplies and expenses	62,447	1,069,925

Total Current Assets	2,373,814	7,224,398

Equipment, furniture and fixtures, net	259,277	233,475
Patent costs, net	283,393	2,178,867
Acquired research and development	9,800,000	9,800,000
Goodwill	5,780,951	13,902,917
Security deposits	55,941	5,171

TOTAL ASSETS	$18,553,376	$33,344,828

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,305,241	$901,180
Accrued expenses	1,094,017	923,990
Deferred revenue	150,000	-

Total Current Liabilities	2,549,258	1,825,170

Deferred tax liability	3,920,000	3,920,000
Deferred rent	45,224	-
Other liabilities	99,728	99,728

TOTAL LIABILITIES	6,614,210	5,844,898

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 580 and 580 shares outstanding, respectively
(liquidation preference of $594,500 at December 31, 2014 and June 30, 2014)	6	6
Common stock, $0.01 par value, authorized 500,000,000 shares,
issued and outstanding 13,866,627 and 13,846,361, respectively	138,666	138,463
Capital in excess of par	116,042,917	115,631,726
Accumulated deficit	(104,242,423)	(88,280,265)

Total Stockholders' Equity	11,939,166	27,489,930

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,553,376	$33,334,828

See Notes to Condensed Consolidated Financial Statements

SEVION THERAPEUTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

Licensing Revenue	$-	$-	$-	$100,000

Operating expenses:
General and administrative	1,253,226	858,090	2,027,826	1,714,721
Research and development	1,371,930	730,817	3,492,086	1,541,754
Impairment of goodwill	8,121,966	-	8,121,966	-
Write-off of patents	-	-	2,290,836	185,161

Total operating expenses	10,747,122	1,588,907	15,932,714	3,441,636

Loss from operations	(10,747,122)	(1,588,907)	(15,932,714)	(3,341,636)

Interest income (expense) - net	995	(30,731)	2,780	(62,335)

Net loss	(10,746,127)	(1,619,638)	(15,929,934)	(3,403,971)

Preferred dividends	(17,722)	(20,617)	(32,222)	(42,240)

Loss applicable to common shares	(10,763,849)	(1,640,255)	(15,962,156)	(3,446,211)

Other comprehensive loss	-	-	-	-

Comprehensive loss	$(10,763,849)	$(1,640,255)	$(15,962,156)	$(3,446,211)

Basic and diluted net loss per common share	$(0.78)	$(0.48)	$(1.15)	$(1.20)

Basic and diluted weighted-average number
of common shares outstanding	13,866,627	3,443,109	13,856,439	2,875,517

See Notes to Condensed Consolidated Financial Statements